Exhibit 4.1

Subscription Agreement

By and Between

Ceres Ventures, Inc. a corporation organized under the laws of the State of Nevada (the “Company”) and the subscriber whose name is set forth on the signature pages affixed hereto (the “Subscriber”).

RECITALS

WHEREAS, the Company is offering (the “Offering”) for sale up to a maximum of [] Units of its common stock (each a “Unit,” and collectively, the “Units”), at a purchase price of $[] per Unit ($[] in the aggregate) on a best efforts basis no minimum basis (the “Maximum Offering”).

WHEREAS, Each Unit consists of: one (1) share of our common stock, $0.00001 par value per share (collectively, the “Unit Shares”) and, [] Series [] Stock Purchase Warrant (collectively, the “Series [] Warrants”). Each full Series [] Warrant entitles the holder to purchase one additional share of our common stock (collectively, the “Warrant Shares”) at a price of $[] commencing on the date of issuance and terminating on []. The Unit Shares and the Warrant Shares are herein sometimes collectively referred to as the “Securities.”

WHEREAS, this Offering is being conducted pursuant to the terms of that certain Private Placement Memorandum dated [].

WHEREAS, the Units will only be offered and sold to a limited number of subscriber who are either (i) “accredited investors,” (ii) not “US Persons” who are as such terms are defined in Section 2.7 hereof, and in the case of such non-US Persons who are residents of Alberta, British Columbia and Ontario, Canada, who also satisfy the criteria of one or more of the applicable prospectus delivery exemptions set forth in National Instrument 45-106 Prospectus and Registration Exemptions (“NI-45-106”), or (iii) up to 35 purchasers who are not “accredited investors,” pursuant to Rule 506 of Regulation D (as defined below).

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by, but not limited to, the provisions of Section 4(2) and 4(6) of the Securities Act of 1933, as amended (the “1933 Act”), Regulation D (“Regulation D”) and Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act, and to residents of British Columbia, Canada, and who satisfy the prospectus delivery exemption requirements of Section 2.3 and/or 2.5 of NI-45-106.

WHEREAS, the Subscriber acknowledges that in connection with the Offering, the Company will be entering into subscription agreements identical to this Agreement with other investors (along with the Subscriber, the “Investors”).

WHEREAS, the undersigned Subscriber hereby subscribes to purchase the aggregate principal amount of Units set forth on the signature page attached hereto (the “Subscribed for Units”), at an aggregate price as set forth on such signature page hereto (the “Subscription Amount”), subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein.

WHEREAS, the Company desires to enter into this Agreement to issue and sell the Subscribed for Units to the Subscriber and the Subscriber desires to purchase the number of Subscribed for Units from the Company all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscriber hereby agree as follows:

1. Subscription for Units; Subscription Procedures; Closing.

1.1 Subscription. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the Subscribed for Units and simultaneously with the Subscriber’s execution and delivery of this Agreement, herewith has transmitted the Subscription Amount either:

(a)          if by check, to the Company at:

Ceres Ventures, Inc.

430 Park Avenue

Suite 702

New York, New York 10022

Facsimile: 917-591-6996

(b)          or if by wire transfer as follows:

(i) From banks within the US:

Account Number: 1501296720

Account Name:	Ceres Ventures, Inc.
Bank Name:	Signature Bank
950 Third Avenue
New York NY 10022

Routing number: 026013576

(ii) From banks outside of the US:

Account Number: 1501296720

Account Name:	Ceres Ventures, Inc.
Bank Name:	Signature Bank
950 Third Avenue
New York NY 10022

Routing number: 026013576

SWIFT NO.:	SIGNUS 33

1.2           Subscription Procedure. To complete a subscription for the Units, the Subscriber must fully comply with the subscription procedure provided in this Section 1.2 on or before the Closing Date:

(a) Subscription Agreement. On or before the Closing Date, the Subscriber shall review, complete and execute the Signature Page to this Agreement and shall have completed the Subscriber Questionnaire and Certification set forth in Section 8 hereof, and shall return this Agreement, as executed to the Company c/o Sierchio & Company, LLP, 430 Park Avenue, Suite 702, New York, New York 10022. Executed documents may be delivered by facsimile or electronic mail (e-mail), provided that the Subscriber delivers the original copies of the documents as soon as practicable thereafter.

(b) Subscription Amount. Simultaneously with the delivery of this Agreement, as provided herein, the Subscriber shall deliver the Subscription Amount to the Company as set forth in Section 1.1 above. Subject to Section 1.4 below, the minimum subscription is $25,000 (the “Minimum Investment”).

1.3           Closings; Closing Date.

(a) Date and Place of Closing. The consummation of the transactions contemplated herein shall take place at the offices of Sierchio & Company, 430 Park Avenue, Suite 702, New York, New York 10022, upon the satisfaction or waiver of all conditions to closing set forth in Sections 4 and 5 hereof (the “Closing Conditions”). Anything herein to the contrary notwithstanding, upon acceptance by the Company of subscriptions equal to at least the Minimum Number and the satisfaction of the Closing Conditions, the Company shall have the right at any time thereafter, prior to the Offering Termination Date (as defined below), to effect an initial closing with respect to the Offering (the “Initial Closing”). Thereafter, the Company shall continue to accept additional subscriptions for, and continue to have closings (“Subsequent Closings” and together with the Initial Closing, each a “Closing” and the date thereof the “Closing Date”) with respect to subscriptions from new or existing investors, from time to time up to and including the Offering Termination Date.

(b) Purchases by the Company’s Affiliates. The Subscriber understands that the Company’s, officers, directors, employees and/or affiliates may purchase Units.

(c) Subscriber’s Closing Deliveries. At the Closing, the Subscriber shall have delivered to the Company (i) each of this Agreement (and the completed Subscriber Questionnaire and Certification incorporated therein) and the Registration Rights Agreement duly executed; (ii) for U.S. citizens or residents of the U.S., an Internal Revenue Service Form W-9; and (iii) for individual investors, a copy of one form of government issued picture identification (e.g. state issued driver’s license or passport), and (iv) the Purchase Price.

(d) Company’s Closing Deliveries. At the Closing, the Company shall have delivered to the Subscriber (i) if accepted by the Company, a duly countersigned copy of this Agreement; (ii) the Subscribed for Units.

1.4           Company Discretion to Accept or Reject Subscriptions. The Subscriber understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Subscriber of notice of acceptance of this subscription. Anything herein to the contrary notwithstanding, the Company in its sole discretion, may accept subscriptions for less than the Minimum Investment. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Subscriber an executed copy of this Agreement. If this subscription is rejected in whole, or the offering of Units is terminated, all funds received from the Subscriber will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Agreement will continue in full force and effect to the extent this subscription was accepted.

1.5           Termination of the Offering. The Offering will terminate on the earlier of (i) our acceptance of subscriptions for the Maximum Offering, (ii) [], unless extended by us in our sole discretion and without notice for up to an additional ninety (90) days, or (iii) in our sole discretion of the Company, on such earlier date as we may deem advisable, even if we have not yet sold all of the Units offered hereby; any such earlier termination will not affect the validity of accepted subscriptions prior to such earlier termination. The date on which the Offering is terminated is herein referred to as the Offering Termination Date.

2.          Subscriber Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Company that:

2.1           Authorization; Power and Enforceability.

(a) Authorization; Enforceability. The Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents, as that term is defined in Section 3.3 hereof, and to purchase the Subscribed for Units being sold to it hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Subscriber or its Board of Directors or stockholders, if applicable, is required. This Agreement and the other Transaction Documents when executed and delivered by Subscriber constitute a valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with the terms thereof.

(b) Corporate and Other Entities. If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) it is authorized and qualified to purchase the Units and the Person signing this Agreement and the other Transaction Documents on behalf of such entity has been duly authorized by such entity to do so.

2.2           No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by the Subscriber of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not (i) result in a violation of the Subscriber’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which the Subscriber is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber). The Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents nor to purchase the Units in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

2.3           Company Information. The Subscriber hereby acknowledges and hereby represents that the Subscriber has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Subscriber, its purchaser representative, attorney and/or accountant has requested or desired to know, and has been afforded the opportunity to ask question of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering.

2.4           Risk Acknowledgement. The Subscriber recognizes that the purchase of the Subscribed for Units involves a high degree of risk including, without limitation, the following: (a) the Company is a development stage business with limited operating history and requires and will require substantial funds in addition to the proceeds of the Offering; (b) a purchase of the Units is highly speculative, and only investors who can afford the loss of their entire investment should consider purchasing Units; (c) the Subscriber may not be able to liquidate its investment in the Units; (d) transferability of the Units is limited; and (e) the Company has not paid a dividend on its capital stock since inception and does not anticipate paying any dividends in the foreseeable future.

2.5           Communication of Offer. The offer to sell the Units was directly communicated to Subscriber by the Company. The Subscriber represents that no Units were offered or sold to it by means of any form of general solicitation or general advertising and that at no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

2.6           Accredited Investor Status. The Subscriber is, and will be on the Closing Date, an “accredited investor,” as such term is defined in Regulation D as reflected by the Subscriber’s responses to the questions contained in Section 8 hereof; or if the Subscriber is a resident of Alberta, British Columbia or Ontario, Canada, as that term (“accredited investor”) is defined in NI-45-106 or a family member, business associate or friend of a director or officer of the Company as contemplated by Section 2.3 of NI-45-106. If the Subscriber is a natural Person, the Subscriber has reached the age of majority in the state or other jurisdiction in which the Subscriber resides, has adequate means of providing for the Subscriber’s current financial needs and contingencies, is able to bear the substantial economic risks associated with the purchase of the Units, has no need for liquidity with respect to such purchase, and, at the present time, can afford a complete loss of such investment.

2.7           Experience of the Subscriber. The Subscriber, its advisers (who are not compensated by or affiliated with the Company, (directly or indirectly), if any, and designated representatives, if any, have the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and have carefully reviewed and understand the risks of, and other considerations relating to, the purchase of Units and the tax consequences of the investment, and have the ability to bear the economic risks of the investment and protect the Subscriber’s interests in connection with the transaction contemplated hereby.

2.8           No Governmental Review. The Subscriber acknowledges and understands that no United States federal or state agency, including the Commission has passed on or made recommendations or endorsement of the Units or the suitability of the investment contemplated hereby; nor, have such authorities passed upon or endorsed the merits of the offering of the Units.

2.9           Compliance with Securities Act. The Subscriber understands and agrees that none of the Securities have been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Units must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

2.10         Purchase of Units for the Subscriber’s Account. On the Closing Date, the Subscriber will purchase subscribed for Units for which it has subscribed as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

2.11         Restricted Securities. Subscriber understands that the Units have not been registered under the 1933 Act and Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each Subsidiary of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The Subscriber understands and hereby acknowledges that except as specifically provided in the Registration Rights Agreement, the Company has no obligation to register the Units under the 1933 Act or any state securities or “blue sky” laws.

2.12         Acknowledgement of and Consent to Restrictive Legend. The certificates representing the Units shall bear the following or similar legend:

FOR U.S. PERSONS:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR (B) AN OPINION OF COUNSEL (REASONABLY SATISFACTORY TO THE COMPANY), THAT REGISTRATION IS NOT REQUIRED UNDER SAID 1933 ACT.”

FOR NON-U.S. PERSONS:

“THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.”

2.13         Non-US Persons. If the Subscriber is not a “U.S. Person” as defined in Regulation S, the Subscriber further represents and warrants to the Company that:

(a)          it is acquiring the Units in an offshore transaction pursuant to Regulation S and the Subscriber was outside the United States when receiving and executing this Agreement;

(b)          the Subscriber has not acquired the Units as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of the Units which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Units; provided, however, that the Subscriber may sell or otherwise dispose of the Units pursuant to registration of the Units under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(c)          the Subscriber understands and agrees that offers and sales of any of the Units prior to the expiration of a period of one year after the date of transfer of the Units under this Agreement (the “Distribution Compliance Period”), shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom, and in each case only in accordance with all applicable securities laws;

(d)          the Subscriber understands and agrees not to engage in any hedging transactions involving the Units prior to the end of the Distribution Compliance Period unless such transactions are in compliance with the 1933 Act; and

(e)          the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Units; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Units. The Subscriber’s subscription and payment for, and its continued beneficial ownership of the Units, will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

2.14.         Notices to Residents of the European Economic Area

In relation to each member state of the European Economic Area (the “EEA”) which has implemented Directive 2003/71/EC (the “Prospectus Directive”) (each, a “Relevant Member State”), Shares may only be offered or sold in the Relevant Member State under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)          to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)          to any legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)          in any other circumstances falling within Article 3(2) of the Prospectus Directive.

Provided, that no such offer of Shares shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

2.15         Address. The Subscriber represents that the address of the Subscriber furnished by the Subscriber on the signature page hereof is the Subscriber’s principal residence if the Subscriber is an individual or its principal business address if it is a corporation or other entity.

2.16         Other Offerings. The Subscriber acknowledges that the Company will, from time to time, offer and sell additional shares of Common Stock and/or securities convertible into common stock on such terms and conditions as its Board of Directors, in its sole discretion, may determine. The terms and conditions of the offer and sale of any such additional shares of Common Stock may be different from and on terms better than the terms of this Offering and may result in substantial dilution to the existing shareholders.

2.17         Reliance. The Subscriber understands and acknowledges that (i) the Subscribed for Units are being offered and sold to the Subscriber without registration under the 1933 Act in a private placement that is intended to be exempt from the registration provisions of the 1933 Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon, the accuracy and truthfulness of, the foregoing representations and warranties and the Subscriber hereby consents to such reliance. The Subscriber agrees that the representations, warranties and covenants of the Subscriber contained herein (or in any representation letter or questionnaire executed and delivered by the Subscriber pursuant to the provisions hereof) shall be true and correct both as of the execution of this Agreement and as of the Closing Date, and shall survive the completion of the distribution of the Subscribed for Units. The Subscriber hereby agrees to notify the Company immediately of any change in any representation, warranty, covenant or other information relating to the Subscriber contained in this Agreement, or any exhibit hereto, which takes place prior to Closing.

2.18 Placement Agents and Commission. Subscriber acknowledges that s/he is aware that the Company has reserved the right, in its discretion, to retain the services of a number of placement agents (and qualified selling agents in offshore jurisdictions) on a non-exclusive basis to assist the Company in identifying potential investors in connection with this Offering. The Company will pay commissions of eight percent (8%) of the proceeds derived from the sale of the Securities through the services of the Placement Agents to investors introduced to the Company by the Placement Agents. The Company shall also provide that, at the Closing, the Company shall grant to the Placement Agents (or their designated affiliates or assignees) share purchase warrants covering a number of shares of Securities equal to four percent (4%) of the total number of Securities being sold and/or issued in the Offering from investors introduced by the Placement Agents (the “Placement Agent Warrants”). The Placement Agent Warrants have the same terms and conditions as the Series D Warrants. The Company has agreed to indemnify the Placement Agents against certain liabilities, including liabilities arising under the Securities Act, in connection with the Offering.

2.19 Correctness of Representations. Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

3.          The Company Representations and Warranties. The Company represents and warrants to and agrees with the Subscriber that:

3.1           Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted.

3.2           Authority; Enforceability. This Agreement and any other agreements delivered together herewith or therewith or in connection herewith or therewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations thereunder.

3.3           Capitalization and Additional Issuances. The Company is authorized to issue up to 200,000,000 shares of common stock having a par value of $0.00001 per share of which [] shares are issued and outstanding as of [], and 1,000,000 shares of preferred stock having a par value of $0.25 per share, none of which are issued and outstanding. All issued and outstanding shares of capital stock and other equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable..

3.4           Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority, is required by the Company or any Affiliate of the Company in connection with the consummation of the transactions contemplated by this Agreement, except as may be required in connection with filings pursuant to Regulation D, or otherwise in connection with the Definitive Agreement, or which otherwise would not have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated hereby. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

3.5           No Violation or Conflict. If the representations and warranties of the Subscriber in Section 2 are true and correct, then neither the issuance nor the sale of the Units nor the performance of the Company’s obligations under this Agreement by the Company will, except as set forth in the Definitive Agreement:

(a)          violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(b)          result in the creation or imposition of any lien, charge or encumbrance upon the Subscribed for Units or any of the assets of the Company or any of its Affiliates except in favor of the Subscriber as described herein; or

(c)          result in the triggering of any piggy-back or other registration rights of any Person or entity holding securities of the Company or having the right to receive securities of the Company.

3.6           The Securities. The Securities upon issuance:

(a)          have been, or will be, duly and validly authorized and validly issued, and non-assessable;

(b)          will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company;

(c)          will not subject the holders thereof to personal liability by reason of being such holders; and

3.7           Litigation. There is no litigation, arbitration, mediation, action, suit, claim, proceeding or investigation, whether legal or administrative, pending against the Company or any of its Subsidiaries or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries or any of their respective assets, properties or operations, at applicable law or in equity, before or by any governmental authority or any order of any governmental authority that, individually or in the aggregate, has had or caused or would reasonably be expected to have or cause a material adverse effect on the Company’s operations.

3.8           No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Units pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act. No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Units to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Units that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

3.9           No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Units.

3.10         Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscriber prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

4.          Subscriber’s Conditions of Closing. The Subscriber’s obligation to purchase the Subscribed for Units is subject to the satisfaction or waiver, on or before the Closing Date, of the conditions contained in this Section 4.

4.1           Representations, Warranties and Covenants. The representations, warranties and covenants of the Company set forth in Section 3 hereof shall be true in all material respects on and as of the Closing Date.

4.2           Closing Deliveries. The conditions in Section 1.3(d) hereof shall have been satisfied or waived in writing by the Subscriber.

4.3           Company’s Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed, complied with in all material respects, or waived in writing by the Subscriber.

4.4           No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending, or to the Company’s knowledge, threatened, against or affecting the Company or any of its properties or rights, or any of its affiliates, associates, officers or directors, before any court, arbitrator, or administrative or governmental body that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise adversely affect the transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction.

5.          Company’s Conditions of Closing. The Company’s obligation to sell the Subscribed for Units is subject to the satisfaction or waiver, on or before the Closing Date, of the conditions contained in this Section 5.

5.1           Representations, Warranties and Covenants. The representations, warranties and covenants of the Subscriber set forth in Section 2 hereof shall be true in all material respects on and as of the Closing Date.

5.2           Closing Deliveries. The conditions in Section 1.3(c) hereof shall have been satisfied or waived in writing by the Company.

5.3           Subscriber’s Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Subscriber on or prior to the date of such Closing shall have been performed, complied with in all material respects, or waived in writing by the Company.

5.4           No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending, or to the Company’s knowledge, threatened, against or affecting the Company or any of its properties or rights, or any of its affiliates, associates, officers or directors, before any court, arbitrator, or administrative or governmental body that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise adversely affect the transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction.

5.5           Return of Subscription Amount. If the Closing Conditions have not been satisfied on or prior to the Offering Termination Date, the Company will return the Subscription Amount to the Subscriber.

6.          Miscellaneous.

6.1           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Ceres Ventures, Inc. c/o Sierchio & Company, LLP, 430 Park Avenue, Suite 702, New York, New York 10022, Facsimile 212-246-3039; and (ii) if to the Subscriber, to: the addresses and fax numbers indicated on the signature page hereto.

6.2           Entire Agreement; Assignment. This Agreement and other Transaction Documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof. Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscriber. The Subscriber may not assign this Agreement without the prior written consent of the Company.

6.3           Indemnification. The Subscriber agrees to indemnify and hold harmless the Company, and its officers, directors, employees, agents, control Persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of (i) any sale or distribution of the Units by the Subscriber in violation of the 1933 Act or any applicable state securities or “blue sky” laws or (ii) any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Subscriber of any covenant or agreement made by the Subscriber herein, in any Transaction Document, or in any other document delivered in connection with this Agreement or any Transaction Document.

6.4           Counterparts/Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

6.5           Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

6.6           Captions; Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require.

6.7           Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

6.8           Successor Laws. References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms. A successor rule to Rule 144 shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

6.9           Irrevocability; Binding Effect. The Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Subscriber, except as required by applicable law, and that this Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one Person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such Person and such Person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

6.10         Modification. Except as otherwise expressly provided herein, any term of this Agreement may be amended and observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and subscribers holding Units equal to at least sixty-six and two-third percent (66 2/3%) of the then subscribed for Units. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon the Subscriber and the Company (even if the Subscriber does not consent to such amendment or waiver), and upon the effectiveness of such amendment or waiver, the Company shall promptly give notice to the Subscriber if the Subscriber has not previously consented thereto in writing.

6.11         Fees. Unless otherwise specifically provided, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

6.12         Survival of Representations. All representations, warranties and agreements contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

6.13         Confidentiality. The Subscriber acknowledges and agrees that any information or data the Subscriber has acquired from or about the Company or may acquire in the future, not otherwise properly in the public domain was received in confidence. The Subscriber agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other Person, or misuse in any way, any confidential information of the Company.

6.14         Binding Obligation. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Units as herein provide, subject, however to the right reserved by the Company to enter into the same agreement with or other subscribers and to add an/or remove other Persons as subscribers.

6.15         Further Assurances. The parties hereto agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.16         No Third Party Rights. Nothing in this Agreement shall create or be deemed to create any rights in any Person or entity not a party to this Agreement.

6.17         Reference and Effective Date. The reference and effective date of this Agreement shall be the date on which this Agreement is signed by the Company, regardless of the date on which it is signed by the Subscriber.

6.18         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.          Subscriber Questionnaire and Certification.

(a)          US PERSONS

The Subscriber has initialed those representations applicable to the Subscriber and hereby represents and warrants that those representations which are initialed are true and correct.

	FOR INDIVIDUAL INVESTORS:

____________	1.

Subscriber represents that he or she has an individual net worth, or together with his or her spouse a combined net worth, in excess of $1,000,000. For purposes of this representation, “net worth” means the excess of total assets (exclusive of primary residence but inclusive of the excess indebtedness on such residence over its fair market value) at fair market value over total liabilities.

____________	2.	Subscriber represents that he or she had an individual income of more than $200,000 in each of the last two calendar years or joint income with his or her spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current calendar year.

FOR CORPORATIONS, PARTNERSHIPS OR LIMITED LIABILITY COMPANIES:

____________	3.	Subscriber represents that it is a corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring Units with total assets in excess of $5,000,000.

For purposes of determining “net worth,” the principal residence owned by an individual must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property, or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. “Institutional lender” means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender upon loans secured by real property and that has such loans receivable in the amount of $2,000,000 or more.

☐	4.	Subscriber represents that all of its equity owners meet the standard set out in Statement (1) above ($ 1,000,000 net worth) or Statement (2) above ($200,000 individual income or $300,000 joint income). For purposes of this representation, “net worth” means the excess of total tangible assets at current value less total liabilities. Please list below the names of all equity owners of Subscriber. EACH SUCH EQUITY OWNER MUST COMPLETE A SUBSCRIBER QUESTIONNAIRE AND CERTIFICATION.

Name of All Equity Owners

_____________________________________________
_____________________________________________

	FOR TRUSTS OTHER THAN EMPLOYEE BENEFIT TRUSTS:

☐	5.	Subscriber represents that it has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring Units and that the investment is being directed by a sophisticated Person as defined below. For purposes of this representation, a “sophisticated Person” means a Person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.

☐	6.	Subscriber represents that it is (a) a bank as defined in Section 3(a)(2) of the 1933 Act, (b) acting in its fiduciary capacity as trustee, (c) subscribing for the purchase of the securities being offered on behalf of a trust.

☐	7.	Subscriber represents that it is a revocable trust that may be amended or revoked at any time by its grantors and that all of its grantors meet the standard set out in Statement (1) above ($1,000,000 net worth) or statement (2) (above $200,000 individual income or $300,000 joint income). Please list below the names of all grantors. EACH GRANTOR MUST COMPLETE A SUBSCRIBER QUESTIONNAIRE AND CERTIFICATION.

	Name of Grantors
	_____________________________________________
	_____________________________________________

	FOR EMPLOYEE BENEFIT PLAN; OR STATE PLANS:

☐	8.	Subscriber represents that it is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to which the decision to invest was made by a plan fiduciary as defined in Section 3(21) of ERISA that is a bank, savings and loan association, insurance company or investment adviser registered under the Investment Advisers Act of 1940, as amended (the “1940 Act”).

☐	9.	Subscriber represents that it is an employee benefit plan within the meaning of Title I of ERISA and it has total assets in excess of $5,000,000.

☐	10.	Subscriber represents that it is a self-directed plan with respect to which the decision to invest was made solely by Persons who are “accredited investors” within the meaning of Regulation D under the 1933 Act.

☐	11.	Subscriber represents that it is a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and that it has total assets in excess of $5,000,000.

	FOR CHARITABLE ORGANIZATIONS:

☐	12.	Subscriber represents that it is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended not formed for the specific purpose of acquiring Units with total assets in excess of $5,000,000.

	OTHER ACCREDITED INVESTORS:

☐	13.	Subscriber represents that it is either a non-resident alien of the United States, a foreign entity (i.e., not formed under the laws of any state of the United States or its territories) or a bank as defined in Section 3 (a)(2) of the 1933Act whether acting in its individual or fiduciary capacity.

☐	14.	Subscriber represents that it is a savings and loan association or other institution specified in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity.

☐	15.	Subscriber represents that it is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

☐	16.	Subscriber represents that it is an insurance company as defined in Section 2(13) of the 1933 Act.

☐	17.	Subscriber represents that it is an investment company registered under the 1940 Act.

☐	18.	Subscriber represents that it is a business development company as defined in Section 2(a) (48) of the 1940 Act.

☐	19.	Subscriber represents that it is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐	20.	Subscriber represents that it is a private business development company as defined in Section 202(a)(22) of the 1940 Act.

(b) Residents of Alberta, British Columbia, and Ontario, Canada

If the Subscriber is a resident of Alberta, British Columbia, and Ontario, Canada, the Subscriber must complete, sign and deliver Exhibit A hereto.

[COMPANY’S SIGNATURE PAGE FOLLOWS]

Ceres Ventures, Inc.

IN WITNESS WHEREOF, the Company has duly executed this Subscription Agreement.

Dated:	, 2012

Ceres Ventures, Inc.

By:

Name:	Meetesh Patel
Title:	President and Chief Executive Officer

[SUBSCRIBER’S SIGNATURE PAGE FOLLOWS]

Ceres Ventures, Inc.

SUBSCRIBER SIGNATURE PAGE

IN WITNESS WHEREOF, the Subscriber hereby executes this Subscription Agreement.

Dated:	, 2012

=	$

Number of Units	Aggregate Purchase Price

SUBSCRIBER (individual)	SUBSCRIBER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)
Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

EXHIBIT A

REPRESENTATION LETTER

FOR

RESIDENTS OF ALBERTA, BRITISH COLUMBIA, AND ONTARIO CANADA

TO:	Ceres Ventures, Inc.
430 Park Avenue
Suite 702
New York, New York 10022
Facsimile: 917-591-6996

In connection with the purchase by the undersigned of Units of the Company, the undersigned is delivering this representation letter to the Subscription Agreement between the undersigned and the Company, the undersigned hereby represents, warrants and certifies to the Company that the undersigned is resident in British Columbia or is otherwise subject to the securities laws of British Columbia, and is either (A) an “accredited investor” within the meaning National Instrument 45-106 (Prospectus and Registration Exemptions) on the basis that the undersigned fits within that category of “accredited investor” identified on the attached Schedule to this Representation Letter beside which the undersigned has marked its initials; or (B) is purchasing the Units as a principal, and is (please check all applicable descriptions):

_____ (i) a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (ii) a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (iii) a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the Company or of an affiliate of the Company,

_____ (iv) a close personal friend of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (v) a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (vi) a founder of the issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company,

_____ (vii) a parent, grandparent, brother, sister or child of the spouse of a founder of the Company,

_____ (viii) a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (i) to (vii), or

_____ (ix) a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (i) to (vii).

DATED: _____________, 2012

(Name of Subscriber – please print)

(Authorized Signature)

(Official Capacity – please print)

(please print name of individual whose signature appears above)

IMPORTANT:	IF APPLICABLE, PLEASE COMPLETE THE SCHEDULE TO THIS REPRESENTATION LETTER BY MARKING YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG.

SCHEDULE A TO EXHIBIT A

ALBERTA, BRITISH COLUMBIA AND ONTARIO CANADA RESIDENTS

PLEASE COMPLETE THIS SCHEDULE BY MARKING YOUR INITIALS BESIDE THE CATEGORY OF “ACCREDITED INVESTOR” TO WHICH YOU BELONG.

Name of the Subscriber:

Authorized Signatory:

Date: ____________________, 2012

Meaning of “Accredited Investor”

The term “accredited investor” is defined in National Instrument 45-106 (Prospectus and Registration Exemptions) to mean (Please check all the categories that apply to you):

_____	(a)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);
_____	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
_____	(c)	a subsidiary of any person referred to in paragraphs (a) to (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;
_____	(d)	a person registered under the securities legislation of a jurisdiction of Canada, or as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or Securities Act (Newfoundland and Labrador);
_____	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);
_____	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;
_____	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite’de gestion de la taxe scolaire de l’ile de Montreal or an intermunicipal management board in Quebec;
_____	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
_____	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;
_____	(j)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;
_____	(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;
_____	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;
_____	(m)	a person , other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;
_____	(n)	an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (of NI-106) [Minimum amount investment], and 2.19 (of NI-106) [Additional investment in investment funds], or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (of NI-106) [Investment fund reinvestment];

_____	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;
_____	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;
_____	(q)	a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;
_____	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction or the registered charity to give advice on the securities being traded;
_____	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) above in form and function;
_____	(t)	a person in respect of which all of the owners of interests, direct or indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;
_____	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or
_____	(v)	a person that is recognized or designated by the securities regulatory or, except in Ontario and Quebec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in British Columbia after NI-106 comes into force

The following definitions relate to certain of the categories of “accredited investor” set forth above:

“Adviser” means a person or company engaging in or holding itself out as engaging in the business of advising others with respect to investing in or the buying or selling of securities or exchange contracts;

“Canadian financial institution” means (a) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act or (b) a bank, loan Company, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“Financial assets” means cash, securities or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“Foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“Fully managed account” means an account of a client for which a person makes investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“Issuer” means a person or company who: (i) has a security outstanding; (ii) is issuing a security; or (iii) proposes to issue a security;

“Investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“Jurisdiction” means a province or territory of Canada, except when used in the term foreign jurisdiction;

“Person” includes, an individual, a corporation, a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“spouse” means, an individual who, (a) is married to another individual and is not living separate and apart with the meaning of the Divorce Act (Canada), from the other individual , (b) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender,;

“Subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

Affiliated Issuers

An issuer is affiliated with another issuer if one of them is the subsidiary of the other or if each of them is controlled by the same person.

Control

A person is considered to control another person (second person) if (a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interest of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references in this Schedule are in Canadian Dollars.